UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2018

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100 Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (408) 973-7884

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendments to Securities Purchase Agreement and Registration Rights Agreement

As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2018, Cellular Biomedicine Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors ( the “Investors”) on January 30, 2018, pursuant to which the Company agreed to sell to the Investors, and the Investors agreed to purchase from the Company, an aggregate of 1,714,324 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at $17.80 per share, for total gross proceeds of approximately $30.5 million (the “Private Placement”).  In connection with the Private Placement, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed, subject to certain exceptions set forth therein, to use commercially reasonable efforts to file a registration statement with the SEC on Form S-3 within 30 days of the Closing in order to cover the resale of the Shares. The Company has also agreed, among other things, to provide the Investors with piggyback registration rights (subject to certain conditions), indemnify the selling holders under the registration statement from certain liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

On February 5, 2018, the Company entered into Amendment No.1 to the Securities Purchase Agreement, pursuant to which Rui Zhang, an accredited investor, became a party to the Purchase Agreement and the aggregate number of shares purchased in the Private Placement was increased to 1,719,324 shares. On February 5, 2018, the Company also entered into Amendment No. 1 to the Registration Rights Agreement, pursuant to which Rui Zhang became a party to the Registration Rights Agreement.

The closing of the Private Placement (the “Closing”) occurred on February 5, 2018.

The foregoing descriptions of Amendment No. 1 to the Purchase Agreement and Amendment No. 1 to the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of these agreements, forms of which are attached hereto as Exhibit 4.1 and 10.1, respectively, and are incorporated herein by reference.

The issuance of the securities in the Private Placement was made in reliance on the exemption from registration provided by Regulation D, Regulation S and Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2018, pursuant to the Purchase Agreement, Sailing Capital Overseas Investments Ltd. (“Sailing Capital”) has the right to nominate one director to the board of directors of the Company (the “Board”) to stand for election at the 2018 Annual Meeting of Stockholders. Effective as of the Closing, the Board elected Bosun S. Hau as a non-executive Class III director of the Company.

Mr. Hau has nearly 15 years of healthcare industry experience, primarily as an investor in both private and publicly-listed companies. Since October 2015, Mr. Hau has served as a Managing Director and Partner of Sailing Capital. From August 2009 to October 2015, Mr. Hau served as a Partner of MVM Life Science Partners. From July 2004 to August 2007, Mr. Hau served as an equity research analyst covering the medical device and pharmaceutical industries for JP Morgan Securities, Inc. and Prudential Securities, Inc. Since 2009, Mr. Hau has served as a member of the board of directors of several private biotechnology, specialty pharmaceutical and medical device companies. Mr. Hau received a B.S. in Molecular and Cellular Biology, a B.S.H.S. in Physiological Sciences and a B.A. in Psychology from the University of Arizona, an M.Sc. in Biotechnology from Johns Hopkins University and an M.B.A in Finance and Health Management from the Wharton School at the University of Pennsylvania. The Company believes Mr. Hau’s extensive experience in the venture capital/private equity and financial services industries qualifies him to serve on our Board.

In connection with Mr. Hau’s appointment, the Company will enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. Hau. Pursuant to the Indemnification Agreement, the Company has agreed to indemnify Mr. Hau from and against any and all expenses to the fullest extent permitted by law in the event that Mr. Hau was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a legal proceeding by reason of, or arising in part out of, an event related to Mr. Hau’s directorship at the Company on or after the effective date of the Indemnification Agreement.

No family relationships exist between Mr. Hau and any of the Company's other directors or executive officers. Other than report herein, there are no transactions to which the Company is or was a participant and in which Mr. Hau has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01.    Other Events.

On February 5, 2018, the Company issued a press release announcing the Closing of the Private Placement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits

4.1
Amendment No. 1 to Registration Rights Agreement, dated February 5, 2018, by and among the Company, Wealth Map Holdings Limited, Earls Mill Limited, Bosun S. Hau and Rui Zhang.

10.1
Amendment No. 1 to Securities Purchase Agreement, dated February 5, 2018, by and among the Company, Wealth Map Holdings Limited, Earls Mill Limited, Bosun S. Hau and Rui Zhang.

99.1
Press Release, dated February 5, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: February 7, 2018	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Executive Officer